SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 20, 2010
Health Fitness Corporation
(Exact name of Registrant as Specified in its Charter)
Minnesota
(State or Other Jurisdiction of Incorporation)

001-34199 (Commission File Number)	41-1580506 (IRS Employer Identification No.)
1650 W. 82nd Street, Suite 1100
Bloomington, Minnesota 55431
(Address of Principal Executive Offices and Zip Code)
(952) 831-6830
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On January 20, 2010, Trustco Holdings, Inc.(“Holdings”), a Delaware corporation and an indirect wholly-owned subsidiary of Trustmark Mutual Holding Company (“Trustmark”), Trustco Minnesota, Inc., a Minnesota corporation and a wholly-owned subsidiary of Holdings (“Trustco Minnesota”), and Health Fitness Corporation, a Minnesota corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).
     The Merger Agreement provides that, on the terms and subject to the conditions thereof, Trustco Minnesota will, within seven business days of the date of the Merger Agreement, commence a tender offer (the “Offer”) to purchase all of the outstanding shares of the Company common stock, $0.01 par value (the “Shares”), for $8.78 in cash per Share (the “Offer Price”). The Board of Directors of each of Holdings, Trustco Minnesota and the Company has unanimously approved the Merger Agreement and the transactions contemplated thereby.
     Following a successful consummation of the Offer, Trustco Minnesota will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Holdings (the “Merger”). In the Merger, each outstanding Share that is not tendered and accepted pursuant to the Offer (other than Shares owned by Holdings or Trustco Minnesota, and other than Shares as to which appraisal rights have been perfected in accordance with applicable law) will be canceled and converted into the right to receive the Offer Price, on the terms and conditions set forth in the Merger Agreement.
     At the effective time of the Merger, (i) each outstanding stock option under the Company’s equity incentive plans, whether vested or unvested, will be canceled, and in exchange each holder thereof will receive an amount in cash equal to the excess (if any) of the Offer Price over the exercise price per Share, multiplied by the number of Shares subject to such stock option; and (ii) all unvested restricted stock granted under the Company’s equity incentive plans, other than certain unearned shares, will vest and thereafter be canceled and converted into the right to receive the Offer Price. In addition, following successful consummation of the Offer, holders of all outstanding warrants will have the right to elect to receive an amount in cash equal to, at the option of the warrant holder, (A) the excess (if any) of the Offer Price over the exercise price per Share, multiplied by the number of Shares subject to such warrant or (B) the Black-Scholes value of the warrant, on the terms and conditions set forth in the Merger Agreement.
     Consummation of the Offer is subject to customary conditions, including, but not limited to, (i) at least a majority of outstanding Shares on a fully diluted basis being validly tendered into the Offer and not validly withdrawn, (ii) the expiration or termination of waiting periods under applicable antitrust laws and (iii) the absence of any Material Adverse Effect (as defined in the Merger Agreement). The Offer is not subject to a financing condition.
     The Offer will initially expire at midnight, New York City time, on the 20th business day from the commencement thereof. However, until such time as the applicable conditions in the Merger Agreement have been satisfied, the Offer may be, and in certain cases must be, extended by Trustco Minnesota, but in no event will Trustco Minnesota be required to extend the offer past the date that is 150 calendar days after commencement (the “Outside Date”), in accordance with the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”).
     Consummation of the Merger is subject to customary conditions, including, if required under Minnesota law, approval of the Merger Agreement by the Company’s shareholders. The parties have agreed that, if after the purchase of Shares pursuant to the Offer and any subsequent offering period, and after giving effect to any Shares purchased pursuant to the Top-Up Option described in the next paragraph, Trustco Minnesota owns at least 90% of the outstanding Shares, then provided that the other conditions of the Merger have been satisfied or waived, Trustco Minnesota will merge into the Company in a “short-form” merger pursuant to the applicable provisions of Minnesota law, which will not require the approval of the Company’s stockholders other than Trustco Minnesota.
     In the Merger Agreement, the Company has granted to Trustco Minnesota an option (the “Top-Up Option”) to purchase, at a price per share equal to the Offer Price, a number of newly issued Shares equal to the lowest number of Shares that, when added to the number of Shares owned by Holdings or Trustco Minnesota at the time of exercise of the Top-Up Option, constitutes one Share more than 90% of the fully diluted Shares (after giving effect to the issuance of all Shares subject to the Top-Up Option); provided that the Top-Up Option shall not be exercisable for a number of Shares in excess of the Company’s authorized and unissued Shares on a fully diluted basis or if after the exercise of the Top-Up Option, Holdings and Trustco Minnesota would not own a sufficient number of Shares to cause a short-form merger pursuant to the applicable provisions of Minnesota law. Trustco Minnesota may exercise the Top-Up Option during the 20 business day period following the consummation of the Offer and, if any subsequent offering period is provided, during the twenty business day period following the expiration date of such subsequent offering period.
     In addition, pursuant to the terms of the Merger Agreement, effective upon the purchase of Shares pursuant to the Offer, Holdings will be entitled to designate a number of directors, rounded up to the next whole number, on the Company’s Board of Directors, the Company’s subsidiaries’ Boards of Directors, and the respective committees of each, equal to the product of (i) the total number of directors on the Company’s Board of Directors, the Company’s subsidiaries’ Boards of Directors, or the respective committees of each, as applicable, and (ii) the percentage that the number of Shares beneficially owned by Holdings and/or Trustco Minnesota bears to the number of Shares then outstanding.
     The Merger Agreement contains customary representations and warranties by Holdings, Trustco Minnesota and the Company. The Merger Agreement also contains customary covenants and agreements, including with respect to the operation of the business of the Company and its subsidiaries between signing of the Merger Agreement and closing of the Merger, solicitation of alternative acquisition proposals by the Company, governmental filings and approvals, and other matters.
     The Merger Agreement and the Offer may be terminated under certain customary circumstances by Holdings and/or the Company, including if Trustco Minnesota has not accepted for purchase Shares validly tendered in the Offer and not validly withdrawn on or before the Outside Date. The Merger Agreement provides for a termination fee and/or expenses of up to approximately $3,395,000, payable by the Company to Holdings, if the Merger Agreement is terminated under certain circumstances.
     The Merger Agreement is included as an exhibit to this Current Report on Form 8-K to provide additional information regarding the terms of the transactions described herein and is not intended to provide any other factual information or disclosure about the Company, Holdings or Trustco Minnesota. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of a specific date, were solely for the benefit of the parties to such agreement (except as to certain indemnification obligations), are subject to limitations agreed upon by the contracting parties, including being qualified by disclosure schedules made for the purposes of allocating contractual risk between and among the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Investors are not third-party beneficiaries under the Merger Agreement and, in light of the foregoing reasons, should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Holdings or Trustco Minnesota or any of their respective subsidiaries or affiliates.
     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text thereof, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.
Important Information
The tender offer (the “Offer”) described in this report for all of the outstanding shares of common stock of the Company has not yet commenced. Trustmark and its wholly-owned subsidiaries Holdings and Trustco Minnesota intend to file a Tender Offer Statement on Schedule TO (including an Offer to Purchase, Letter of Transmittal and related tender offer documents, the “Tender Offer Documents”) with the Securities and Exchange Commission (the “SEC”). The report is for informational purposes only and does not constitute an offer to purchase, or a solicitation of an offer to sell, shares of common stock of the Company, nor is it a substitute for the Tender Offer Documents. Investors and Company shareholders are strongly advised to read the Tender Offer Documents, the related Solicitation/Recommendation Statement on Schedule 14D-9 that will be filed by the Company with the SEC, and other relevant materials when they become available, because they will contain important information.
Investors and Company shareholders can obtain copies of these materials (and all other related documents filed with the SEC) when available, at no charge on the SEC’s website at www.sec.gov. Copies can also be obtained at no charge by directing a request to Trustmark Mutual Holding Company at Trustmark Companies, 400 Field Drive, Lake Forest, Illinois 60045, Attention: Carol Egan, or by phone at (847) 283-2520. Investors and Company shareholders may also read and copy any reports, statements and other information filed by Trustmark, Holdings, Trustco Minnesota or the Company with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Forward-Looking Statements
Statements by the Company in this report and in other reports and statements released by the Company are and will be forward-looking in nature and express the Company’s current opinions about trends and factors that may impact future operating results. Statements that use words such as “may,” “will,” “should,” “believes,” “predicts,” “estimates,” “projects,” “anticipates” or “expects” or use similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to material risks, assumptions and uncertainties, which could cause actual results to differ materially from those currently expected, and readers are cautioned not to place undue reliance on these forward-looking statements.
Risks and uncertainties include the satisfaction of closing conditions for the acquisition, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act and approval of the Illinois Department of Insurance; the tender of a majority of the outstanding shares of common stock of Health Fitness, calculated on a fully diluted basis; the possibility that the transaction will not be completed, or if completed, not completed on a timely basis; the potential that market segment growth will not follow historical patterns; general industry conditions and competition; business and economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; domestic and foreign governmental laws and regulations; and trends toward healthcare cost containment. Trustmark can give no assurance that any of the transactions related to the tender offer will be completed or that the conditions to the tender offer and the merger will be satisfied. A further list and description of additional business risks, uncertainties and other factors can be found in Health Fitness’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as well as other Health Fitness SEC filings. Copies of these filings, as well as subsequent filings, are available online at www.sec.gov and www.hfit.com. Many of the factors that will determine the outcome of the subject matter of this communication are beyond Trustmark’s or Health Fitness’s ability to control or predict. Neither Trustmark nor Health Fitness undertakes to update any forward-looking statements as a result of new information or future events or developments.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of January 20, 2010, by and among Trustco Holdings, Inc., Trustco Minnesota, Inc. and Health Fitness Corporation*

*
Pursuant to Item 601(b)(2) of Regulation S-K, the Company Disclosure Letter to the Merger Agreement (identified therein) has been omitted from this Report and will be furnished supplementally to the SEC upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH FITNESS CORPORATION
Date: January 21, 2010	By:	/s/ Wesley W. Winnekins
Wesley W. Winnekins
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of January 20, 2010, by and among Trustco Holdings, Inc., Trustco Minnesota, Inc. and Health Fitness Corporation